Exhibit 99.2

Avadel Pharmaceuticals Appoints Gregory J. Divis Chief Commercial Officer

Dublin, Ireland – January 3, 2017 – Avadel Pharmaceuticals plc (NASDAQ: AVDL) today announced the addition of Gregory J. Divis as Executive Vice President and Chief Commercial Officer, a newly created role at the Company. Mr. Divis brings more than 25 years of experience in the pharmaceutical industry to the role and will be responsible for managing commercial strategy and execution across all of the Company's portfolio products.

Michael Anderson, Avadel's Chief Executive Officer, commented, "We are very pleased to bring Greg onboard at this juncture. He has an impressive track record of driving value, and his vast experience in leadership roles across business development, sales and marketing, and as a former CEO will be a great addition to Avadel. Not only will Greg oversee our current portfolio of commercialized products, but with an ongoing Phase III trial for our largest potential product, Micropump® sodium oxybate, he will play a key role in the development and execution of the commercial launch should the product receive approval."

Mr. Divis remarked, "This is an exciting time to join Avadel. The Company is at an inflection point – it has a number of ongoing projects, each with potential to add meaningful value, a growing salesforce and a strong balance sheet that provides us the potential to add commercial assets through acquisition. I look forward to playing a role in the Company's continued growth."

Mr. Divis served as President and Chief Executive Officer of Lumara Health, a specialty branded pharmaceutical company focused on women's health, from 2010 to 2014. At Lumara, Mr. Divis led the successful turnaround and transformation of the business resulting in a series of transactions culminating in the successful sale to AMAG Pharmaceuticals for total proceeds of up to $1.1 billion. Mr. Divis has also held such notable roles as Vice-President, Business Development & Lifecycle Management at Sanofi-Aventis and as Vice-President and General Manager, UK and Ireland, for Schering-Plough Corporation. Mr. Divis is a graduate of the University of Iowa.

About Avadel Pharmaceuticals plc:
Avadel Pharmaceuticals plc (NASDAQ: AVDL) is a specialty pharmaceutical company that seeks to develop differentiated pharmaceutical products that are safe, effective and easy to take through formulation development, by utilizing its proprietary drug delivery technology and in-licensing / acquiring new products; ultimately, helping patients adhere to their prescribed medical treatment and see better results. Avadel currently markets products in the hospital and primary care spaces. The Company is headquartered in Dublin, Ireland with operations in St. Louis, Missouri and Lyon, France. For more information, please visit www.avadel.com.

Safe Harbor: This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume," "believe," "expect," "estimate," "plan," "will," "may," and the negative of these and similar expressions generally identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Avadel's control and could cause actual results to differ materially from the results contemplated in such forward-looking statements. These risks, uncertainties and contingencies include the risks relating to: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®,Vazculep® and Akovaz™ products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such product and apply for FDA approval of such product before us; our dependence on the performance of third parties in partnerships or strategic alliances for the commercialization of some of our products; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; our dependence on key personnel to execute our business plan; the amount of additional costs we will incur to comply with U.S. securities laws as a result of our ceasing to qualify as a foreign private issuer; and the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015, all of which filings are also available on the Company's website. Avadel undertakes no obligation to update its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

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Contacts:	Michael F. Kanan
Chief Financial Officer
Phone: (636) 449-1844
E-mail: mkanan@avadel.com

Lauren Stival
Sr. Director, Investor Relations and Corporate Communications
Phone: (636) 449-5866
Email: lstival@avadel.com